EXHIBIT 16.1


                    DEMPSEY, WILSON & CO., P.C.
           CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.    20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of SETECH, Inc. dated June 27, 1997.

                                   /s/  Dempsey, Wilson & Co., P.C.
Murfreesboro, Tennessee
June 27, 1997